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                                                                   EXHIBIT 2.1.1

                          Mail to: Secretary of State       For office use only
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202             [STAMP OF SECRETARY
                                (303) 894-2251                OF STATE]
                              Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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                             ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is MANTICUS, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on SEPTEMBER 1st 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below.

_________      No shares have been issued or Directors Elected - Action by
               Incorporators

_________      No shares have been issued but Directors Elected - Action by
               Directors

_________      Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

    X
---------      Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is OURPETS COMPANY

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
                                SEPT. 1st 1998
           (Not to exceed ninety (90) days from the date of filing)


                                    Signature /s/ Claudia M. Voelker
                                              --------------------------
                                        Title PRESIDENT
                                              --------------------------
                                              CLAUDIA M. VOELKER